UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2015

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 9, 2015 the Compensation and Leadership Committee (the “Committee”) of Motorola Solutions, Inc. (the “Company”) granted performance-based stock options which may be earned and vest, if at all, based on the Company’s total stockholder return (“TSR”) performance relative to the companies listed in the S&P 500 (the “Performance Options”) and market stock units (“MSUs”) which may be earned and vest, if at all, based on the Company’s stock price appreciation, to executive officers as part of the 2015 long-term incentive program (the “2015 Awards”) under the Motorola Solutions Omnibus Incentive Plan of 2006, as amended (the “Omnibus Plan”). The Committee modified the terms and conditions of the 2015 Awards as compared to prior grants to tie the number of Performance Options and MSUs which may be earned and the vesting provisions to performance goals. The total value of the 2015 Awards for each of our named executive officers was generally consistent with the value of the prior year’s equity awards.

If the Company achieves a threshold 30th percentile rank with respect to relative TSR performance during the period from January 1, 2015 through December 31, 2017 (the “Performance Period”), the Performance Options will be earned based on a payout factor (ranging from 30% - 250% of the target grant) related to such relative TSR performance and vest and become exercisable on the third anniversary of the grant date, subject to the recipient’s continued employment through such date. If the threshold relative TSR performance is not met at the end of the Performance Period, the Performance Options will be forfeited.

If the Company’s stock price is at least equal to the threshold price of 60% of the Company’s stock price on the date of grant on each of the first, second and third anniversaries of the grant date (the “MSU Vesting Dates”), one-third of the total MSUs will be earned based on a payout factor (ranging from 60% - 200% of the target grant) related to the Company’s stock price and vest and settle in shares of common stock of the Company on each applicable MSU Vesting Date, subject to the recipient’s continued employment through such MSU Vesting Dates. If the threshold stock price requirement is not met on any MSU Vesting Date, the MSUs associated with the applicable MSU Vesting Date will be forfeited.

The 2015 Awards for Gregory Q. Brown, the Company’s Chief Executive Officer, are on substantially the same terms as the 2015 Awards granted to the Company’s other executive officers, except that the termination and change in control provisions of Mr. Brown’s 2015 Awards are subject to the termination and change in control provisions contained in Mr. Brown’s employment agreement with the Company dated August 27, 2008, as amended.

The Performance Option Award Agreement granted to executive officers other than Mr. Brown is attached hereto as Exhibit 10.1 and the Market Stock Unit Award Agreement granted to executive officers other than Mr. Brown is attached hereto as Exhibit 10.2. The Performance Option Award Agreement granted to Mr. Brown is attached hereto as Exhibit 10.3 and the Market Stock Unit Award Agreement granted to Mr. Brown is attached hereto as Exhibit 10.4. The foregoing description is qualified in its entirety by reference to the full text of Exhibits 10.1, 10.2, 10.3 and 10.4, each of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Motorola Solutions, Inc. Performance Option Award Agreement for grants to Section 16 Officers on or after March 9, 2015.

10.2	Form of Motorola Solutions, Inc. Market Stock Unit Agreement for grants to Section 16 Officers on or after March 9, 2015.

10.3	Form of Motorola Solutions, Inc. Performance Option Award Agreement for grants to Gregory Q. Brown on or after March 9, 2015.

10.4	Form of Motorola Solutions, Inc. Market Stock Unit Agreement for grants to Gregory Q. Brown on or after March 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: March 11, 2015	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Motorola Solutions, Inc. Performance Option Award Agreement for grants to Section 16 Officers on or after March 9, 2015.

10.2	Form of Motorola Solutions, Inc. Market Stock Unit Agreement for grants to Section 16 Officers on or after March 9, 2015.

10.3	Form of Motorola Solutions, Inc. Performance Option Award Agreement for grants to Gregory Q. Brown on or after March 9, 2015.

10.4	Form of Motorola Solutions, Inc. Market Stock Unit Agreement for grants to Gregory Q. Brown on or after March 9, 2015.